SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: February 21, 2006

ENTERTAINMENT CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-29325	87-0643633
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

43180 Business Park Drive, Suite 202, Temecula, California 92590
(Address of principal executive offices)

Registrant's telephone number, including area code: 951-587-9100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Changes in Control of Registrant

A change of control of Entertainment Capital Corporation, a Nevada corporation (the “Company”) became effective on February 21, 2006. Pursuant to a definitive acquisition agreement (the “Agreement”) entered into between the Company and FilmMates, Inc., a Nevada corporation, the Company executed a stock for stock transaction with FilmMates, Inc. under the terms of the Agreement. As a result of the Agreement, FilmMates, Inc. shareholders own a total of 15,540,000 or 90% of the total issued and outstanding common stock of the Company.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On February 21, 2006, the Company accepted the resignations of Steven Peacock as the Company’s Chief Executive Officer and Chief Financial Officer, Shane Traveller as the Company’s Chairman of Board of Directors, Ed Haidenthaller as a member of the Board of Directors and Clay McCalla as a member of the Board of Directors. Effective as of the same date to fill the vacancies created by the resignations, the shareholders of the Company elected John M. Bailey as the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors, John Baldwin as a member of the Board of Directors and Michelle Hartly as a member of the Board of Directors. Also, on this date, John M. Bailey was appointed Chief Compliance Officer.

Biographical and Other Information Regarding John M. Bailey

The Company entered into an Employment Agreement with John M. Bailey dated February 21, 2006.  The Employment Agreement has a twelve-month term, subject to renewal upon agreement of the parties.  Under the Agreement, Mr. Bailey is entitled to an annual salary of $75,000, and is entitled to 10% of net profits generated by the Company as bonus compensation.  Mr. Bailey also entered into a Director’s Agreement with the Company dated February 21, 2006. The agreement has a twelve-month term, subject to renewal upon agreement of parties. Under the agreement, he is entitled to no compensation.

John M. Bailey is recognized for his significant achievements as a consultant to several publicly held companies that invested in startup ventures in a wide variety of industries including real estate, medical products manufacturing and marketing, professional sports and e-commerce ventures.  In the 90s Mr. Bailey became President and Chief Executive Officer of the second largest pharmaceutical doctor supplied drug company, QMC, a publicly held, nationwide company.

Since 1979, Mr. Bailey was the principal shareholder, President and CEO of several privately held medical corporations, one of which was Hospital Service Corporation in Nevada, the state-wide provider of high-tech life support systems and durable medical equipment for Humana Health Care.  Throughout Southern California, his company, Care Respiratory offered this same equipment for several medical facilities, including Care Enterprise, servicing almost a third of the region’s skilled nursing facilities.  Mr. Bailey’s company was also the provider for Pacific Care Health Plan, Respiratory Support Services, Vital Air, Inc. and Inland Respiratory, encompassing all of Southern California.

As President of Capital Asset Management in Las Vegas, Mr. Bailey provided investment opportunities with capital raising ventures in real estate development and the related hotel industry.

As a financier over the last eight years, Mr. Bailey has forged his talents and expertise structuring large capital investments domestically and abroad with several of the leading world banks and financial institutions.  With his comprehensive and successful business achievements and capital raising ventures, both in the public and private sectors, Mr. Bailey has the experience, resourcefulness and leadership to accomplish whatever he endeavors to achieve.

Biographical and Other Information for John Baldwin

Mr. Baldwin entered into an agreement with the Company, effective as of February 21, 2006. The agreement has a twelve-month term, subject to renewal upon agreement of parties. Under the agreement, he is entitled to no direct compensation; however, pre-approved expenses incurred on behalf of the Company including but not limited to travel expenses to attend Board meeting will be reimbursed.

John Baldwin has been active in the manufactured housing community and multifamily industry since 1971. Mr. Baldwin’s manufactured housing community and other real estate projects have ranged throughout the Western United States. However, in recent years he has chosen to cluster his real estate projects generally within the San Diego County area.

Mr. Baldwin has been recognized nationally for his contributions to the manufactured housing community. Additionally, the California State Legislature, San Diego County Board of Supervisors and the San Diego City Council have all honored Mr. Baldwin with resolutions recognizing his many contributions to the housing industry. In addition to being a substantial manufactured housing community park owner, Mr. Baldwin is the owner of a respected and successful manufactured housing community/mobile home park management corporation, Baldwin Pacific Group. This company manages numerous manufactured housing communities and other commercial real estate.

In 2003, Mr. Baldwin was honored by the State of California’s Western Manufactured Housing Communities Association (WMA) as the year’s recipient of the W. Craig Biddle Award for his “dedication, leadership, and contributions to the manufactured housing community.” Mr. Baldwin was also presented with the 1999-2000 President’s Award by the WMA. Mr. Baldwin’s professional activities include having served as President of the WMA, WMA Board of Directors and WMA Unit-6 Vice-President. He is currently a Trustee of WMA’s Political Action Committee and Vice Chair, Administration/Finance of the Committee to Save Property Rights. WMA is the largest state wide property owners group of its kind in the United States. He is currently a member of the San Diego City Mobile Home Community Issues Committee and San Diego County’s Mobile Home Issues Committee. Other community leadership past positions of Mr. Baldwin include, Director of the San Diego County Taxpayers Association, Director of the University of California San Diego, Friends of the Library; Director of the San Diego Foundation for the Performing Arts, Director of Los Niños, major contributor to Mother Teresa’s missions in Mexico and other civic organizations.

Biographical and Other Information for Michelle Hartly

Ms. Hartly entered into an agreement with the Company, effective as of February 21, 2006. The agreement has a twelve-month term, subject to renewal upon agreement of parties. Under the agreement, she is entitled to no direct compensation; however, pre-approved expenses incurred on behalf of the Company including but not limited to travel expenses to attend Board meeting will be reimbursed.

Michelle Hartly has worked in the film and television industry for 15 years. She is a member of the Producer’s Guild of America, on the board of the PGA’s new FilmUSA Commission, and is CEO of FilmWest Productions, as well as co-owner of Spirit Horse Productions.

Michelle began her career in music and theater, as an artist and symphony soloist and produced theater until 1989. She then launched her own production company and began work on studio films including Amblin, Universal, Disney, and Dreamworks.

Her company, Spirit Horse has produced award winning international television, including the 20 Year Anniversary Special for Terra X/Discovery International directed by Emmy award winner Barry Nye. FilmWest Productions is currently prepping 4 feature films for release in 2006-2007, and recently completed a pilot for a much anticipated new talk show for women.

Although recently involved in the development of a large private studio in Southern California, Michelle and her company FilmWest  are currently in a partnership with Old Tucson studios working to increase film and television production in Arizona. For the past year, Hartly has worked with the state of Arizona in support of the newly initiated Film Incentives and has been active in promoting the film industry as a resource for economic development.

The Board of Directors now consists of John M. Bailey, John Baldwin and Michelle Hartly, a majority of which are still independent.

ITEM 9.01 Financial Statements and Exhibits

A) Financial Statements: N/A

B) Exhibits:

Exhibit No.	Document	Location
2.1	Definitive Acquisition Agreement	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT CAPITAL CORPORATION

February 21, 2006 Date	/s/ John M. Bailey John M. Bailey Chief Executive Officer and Chief Financial Officer